UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                November 14, 2005
                                ----------------

                           Titanium Metals Corporation
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                        0-28538                   13-5630895
---------------               -----------------             ---------------
 (State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)               Identification
 incorporation)                                                    No.)

 1999 Broadway, Suite 4300, Denver, Colorado                      80202
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  (Address of principal executive offices)                     (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700
                                 --------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):


[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

[   ]     Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
          Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     In connection with finalizing the preparation of the Company's consolidated financial statements for the quarter ended September 30, 2005, certain matters came to the attention of the Company related to the Company's methodology of allocating costs to its inventories, and whether certain costs that had previously been treated as period costs (and therefore expensed when incurred) should have been capitalized into the Company's inventories and allocated to cost of sales when the related product was sold. As a result of the time involved in addressing this matter, the Company will be delayed in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which Quarterly Report would otherwise be required to be filed today. Based on information currently available to the Company, the Company believes the final results of its review of the Company's methodology of allocating costs to its inventories will result in a conclusion that its previously-issued consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America in all material respects. The Company believes that any adjustment, were one required, would be a shift in the timing of recognizing such costs between quarters (either through an increase or decrease in cost of sales) that is not expected to exceed $2.0 million in any quarter or annual period. While the Company currently believes the financial information contained in its most recent earnings release dated November 9, 2005 will be consistent with the Company's consolidated financial statements that will be contained in its Quarterly Report when filed, the financial information contained in such release is, however, subject to future correction and revision as a result of completion of the review discussed above and could differ from the Company's consolidated financial statements that will be contained in its Quarterly Report when filed. Similarly, the Company's previously-issued consolidated financial statements, included in its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 are subject to future correction and revision as result of completion of the review discussed above.

     Attached hereto is Exhibit 99.1 which contains the Company's unaudited consolidated financial statements of the Registrant as of September 30, 2005, and for the interim periods ended September 30 2004 and 2005, and related financial and other disclosures. While the Company currently believes the consolidated financial statements and related financial and other disclosures contained in Exhibit 99.1 to this Current Report will be consistent with the Company's consolidated financial statements and related financial and other disclosures that will be contained in its Quarterly Report when filed, the consolidated financial statements and related financial and other disclosures contained in Exhibit 99.1 are, however, subject to future correction and revision as a result of completion of the review discussed above and could differ from the Company's consolidated financial statements and related financial and other disclosures that will be contained in its Quarterly Report when filed. PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, has not yet completed their review of the consolidated financial statements included in Exhibit 99.1 Prior to filing such Quarterly Report, the Company's independent registered public accounting firm will have completed their review.



Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

     Item No.                Exhibit Index
   ----------              ----------------------------------------

      99.1* Unaudited Consolidated Financial Statements of the Registrant as of September 30, 2005, and for the interim periods ended September 30 2004 and 2005, and related financial and other disclosures.




-----------
*  Filed herewith.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Titanium Metals Corporation
                                                (Registrant)




                              By:    /s/ Bruce P. Inglis
                                     ----------------------------
                                     Bruce P. Inglis
                                     Vice President - Finance and
                                     Corporate Controller



Date:  November 14, 2005

                                INDEX TO EXHIBITS

        Item No.                         Exhibit Index
       ----------              ----------------------------------------

         99.1 Unaudited Consolidated Financial Statements of the Registrant as of September 30, 2005, and for the interim periods ended September 30 2004 and 2005, and related financial and other disclosures.